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As filed with the Securities and Exchange Commission on September 25, 2001

Registration No. 333-68478

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fred's, Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	62-0634010 (I.R.S. Employer Identification Number)

4300 New Getwell Road
Memphis, Tennessee 38118
(901) 365-8880
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael J. Hayes
Chief Executive Officer
Fred's, Inc.
4300 New Getwell Road
Memphis, Tennessee 38118
(901) 365-8880
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Samuel D. Chafetz, Esq. Baker, Donelson, Bearman & Caldwell P.C. First Tennessee Building, Suite 2000 Memphis, Tennessee 38103 (901) 526-2000	Michael M. Froy, Esq. Sonnenschein Nath & Rosenthal 8000 Sears Tower Chicago, Illinois 60606 (312) 876-8000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

   If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

   If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Class A Common Stock, no par value	1,815,000	$27.35	$49,640,250	$12,410.06

(1)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been computed based on the average of the high and low sales prices of the Common Stock as quoted on the Nasdaq National Market on August 21, 2001. In connection with the original filing of this Registration Statement, the registrant paid $12,160.50, which should be credited against the amount due as the registration fee, and an additional $249.56 has been previously paid.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

1.1**	—	Underwriting Agreement
3.3**	—	Articles of Amendment to the Charter of Fred's, Inc. dated September 6, 2001.
4.1	—	Specimen Common Stock Certificate [incorporated herein by reference to Exhibit 4.2 to Pre-Effective Amendment No. 3 to Fred's Registration Statement on Form S-1 (Registration No. 33-45637) filed on March 17,1992].
5.1**	—	Opinion of Counsel
23.1**	—	Consent of Counsel (included in Exhibit 5.1)
23.2	—	Consent of Independent Accountants
24.1**	—	Powers of Attorney (included in Part II of this Registration Statement filed on August 28, 2001)

**
Previously filed.

II–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on September 25, 2001.

FRED'S, INC.
By:	/s/ MICHAEL J. HAYES Michael J. Hayes, Chief Executive Officer
By:	/s/ JERRY A. SHORE Jerry A. Shore, Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ MICHAEL J. HAYES Michael J. Hayes	Chief Executive Officer, Managing Director and Director
* John D. Reier	President and Director
* David A. Gardner	Managing Director and Director
* John R. Eisenman	Director
* Roger T. Knox	Director
* Thomas H. Tashjian	Director
*By:	/s/ MICHAEL J. HAYES
Michael J. Hayes Power of Attorney

II–2

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES